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                                                                   Exhibit 10.26

                  AMENDMENT AND RENEWAL OF SEVERANCE AGREEMENT

        THIS AMENDMENT AND RENEWAL OF SEVERANCE AGREEMENT between Hancock Fabrics, Inc., a Delaware corporation (the "Corporation"), and _________________ (the "Executive"), dated as of the 4th day of May, 1999.

                               W I T N E S S E T H:

        WHEREAS, the Corporation has entered into a Severance Agreement with the Executive dated ___________ which has subsequently been amended (as so amended, the "Severance Agreement"); and

        WHEREAS, the Severance Agreement will expire on May 4, 1999; and

        WHEREAS, the Corporation, for the reasons recited in the Severance Agreement, wishes to renew the Severance Agreement for a period of three years, until May 4, 2002 ("the Expiration Date"), and to automatically renew the Severance Agreement for an additional three year period on the Expiration Date and each subsequent expiration, unless the Incumbent Board elects to cancel the agreement as of the next Expiration Date; and

        WHEREAS, the Corporation and the Executive desire to amend the Severance Agreement;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and contained in the Severance Agreement, it is hereby agreed by and between the Corporation and the Executive as follows:



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        1. Section 3 of the Severance Agreement is hereby amended to read as follows:

           3. Change of Control Period. The "Change of Control Period" is the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the Expiration Date, or (ii) the first day of the month coinciding with or next following the Executive's 65th birthday. The expiration of the Change of Control Period shall not limit the Corporation's obligation to provide, or the Executive's right to collect, payments and benefits pursuant to Section 5 and
           Section 10 hereof.

        2. Section 5.(a)(I)(B) of the Severance Agreement is hereby amended by deleting the words

           "(y) an amount equal to the highest bonus paid or payable to the Executive pursuant to the Extra Compensation Plan or any successor plan thereto (or any predecessor plan maintained by Hancock Textile) within five fiscal years prior to the Effective Date, provided, however, that in no event shall the Executive be entitled to receive under this clause (B) more than the product obtained by multiplying the amount determined as hereinabove provided in this clause"

and substituting therefor the words

           "(y) an amount equal to the highest bonus paid or payable to the Executive pursuant to the applicable cash incentive compensation plan(s) within five fiscal years prior to the Effective Date, provided, however, that in no event shall the Executive be entitled to receive under this clause (B) more than the product obtained by multiplying the amount determined as hereinabove provided in this clause".


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        3. Section 4.(c)(ii) of the Severance Agreement is hereby amended by deleting the words

           (ii) any failure by the Corporation to furnish the Executive and/or, where applicable, his family with compensation (including annual bonus) and benefits at a level equal to or exceeding those received (on an annual basis) by the Executive from the Corporation during the 90-day period preceding the Effective Date, including a failure by the Corporation to maintain the Corporation's extra compensation plan ("Extra Compensation Plan") (including the right to defer the receipt of payments thereunder) and the Corporation's supplemental retirement benefit plan ("SERP"), other than an insubstantial and inadvertent failuire remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

and substituting therefor the words

           (ii) any failure by the Corporation to furnish the Executive and/or, where applicable, his family with compensation (including annual bonus) and benefits at a level equal to or exceeding those received (on an annual basis) by the Executive from the Corporation during the 90-day period preceding the Effective Date, including a failure by the Corporation to maintain the Corporation's extra compensation plan(s) ("Extra Compensation Plan" and "Officers Incentive Compensation Plan" or any subsequent plans) (including the right to defer the receipt of payments thereunder) and the Corporation's supplemental retirement benefit plan ("SERP"), other than an insubstantial and inadvertent failuire remedied by the Corporation promptly after receipt of notice thereof given by the Executive;




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        4. Except as so amended, the Severance Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed, all as of the day and the year first above written.

                                         ------------------------------------
                                         "Executive"


                                         HANCOCK FABRICS, INC.

                                         By:
                                            --------------------------------
                                            Its
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